Exhibit 10.1
SECOND AMENDMENT TO THE
SECOND AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
ESSEX PORTFOLIO, L.P.
Dated as of April 13, 2011
This Second Amendment to the Second Amended and Restated Agreement of Limited Partnership of Essex Portfolio, L.P., as amended (as amended, the “Partnership Agreement”), dated as of the date shown above (the “Amendment”), is executed by Essex Property Trust, Inc. a Maryland Corporation (the “Company”), as the General Partner and on behalf of the existing Limited Partners of Essex Portfolio, L.P. (the “Partnership”).
RECITALS
WHEREAS, the Partnership was formed pursuant to the Partnership Agreement;
WHEREAS, on the date hereof, the Company is selling and issuing 2,600,000 shares of 7.125% Series H Cumulative Redeemable Preferred Stock (together with such additional shares of such series as may thereafter be issued, the “Series H Preferred Stock”) pursuant to a public offering, and the Company has granted to the underwriters an option to purchase up to an additional 390,000 shares of such stock;
WHEREAS, the Series H Preferred Stock ranks on a parity with our outstanding 7.8125% Series F Cumulative Redeemable Preferred Stock and our outstanding 4.875% Series G Cumulative Convertible Preferred Stock, and no other series of preferred stock is currently outstanding; and
WHEREAS, pursuant to the authority granted to the General Partner under the Partnership Agreement, the General Partner desires to amend the Partnership Agreement to reflect (i) the issuance of the Series H Preferred Stock and (ii) certain other matters described herein.
NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the General Partner hereby amends the Partnership Agreement as follows:
1. Definitions. Capitalized terms used herein, unless otherwise defined herein, shall have the same meanings as set forth in the Partnership Agreement.
2. Percentage Interest. Section 1.1 of the Partnership Agreement is hereby amended to delete the definition of “Percentage Interest” in its entirety and to substitute the following definition of “Percentage Interest” in its place:
“Percentage Interest” shall mean with respect to any Partner other than holders of Series B Preferred Units, Series Z Incentive Units or Series Z-1 Incentive Units, the undivided percentage ownership interest of such Partner in the Partnership, as determined by dividing (i) the number of Partnership Units owned by such Partner by (ii) the sum of (A) the total number of Partnership Units then outstanding (excluding the Series B Preferred Interest, the Series B Partnership Units, the Series F Preferred Interest, Series G Preferred Interest, Series H Preferred Interest, Series Z Incentive Units and the Series Z-1 Incentive Units), (B) the total number of outstanding Series Z Incentive Units multiplied by the Distribution Ratchet Percentage with respect to each such Series Z Incentive Unit, calculated on a unit-by-unit basis, and (C) the total number of outstanding Series Z-1 Incentive Units multiplied by the Series Z-1 Distribution Ratchet Percentage with respect to each such Series Z-1 Incentive Unit, calculated on a unit-by-unit basis. With respect to any holder of Series Z Incentive Units, such Partner’s Percentage Interest shall be equal to such Partner’s Series Z Percentage Interest. With respect to any holder of Series Z-1 Incentive Units, such Partner’s Percentage Interest shall be equal to such Partner’s Series Z-1 Percentage Interest. If any Partner holds a combination of Common Units, LTIP Units, Series Z Incentive Units and/or Series Z-1 Incentive Units, then such Partner’s Percentage Interest shall be equal to the sum of (A) the Percentage Interest as calculated pursuant to the first sentence of this definition (assuming for purposes of such calculation that such Partner holds only Common Units and/or LTIP Units, if any), (B) the Series Z Percentage Interest (assuming for purposes of such calculation that such Partner holds only Series Z Incentive Units, if any) and (C) the Series Z-1 Percentage Interest (assuming for purposes of such calculation that such Partner holds only Series Z-1 Incentive Units, if any).
3. Common Unit. Section 1.1 of the Partnership Agreement is hereby amended to delete the definition of “Common Unit” in its entirety and to substitute the following definition of “Common Unit,” in its place:
“Common Unit” shall mean a Partnership Unit representing an interest in the Partnership, other than a Series B Preferred Unit, Series B Preferred Interest, Series F Preferred Interest, Series G Preferred Interest, Series H Preferred Interest, Series Z Incentive Unit, Series Z-1 Incentive Unit, LTIP Unit or any other Preferred Interest or Preferred Partnership Units.
4. Series Z Percentage Interest. Section 1.1 of the Partnership Agreement is hereby amended to delete the definition of “Series Z Percentage Interest” in its entirety and to substitute the following definition of “Series Z Percentage Interest,” in its place:
“Series Z Percentage Interest” shall mean, with respect to any holder of Series Z Incentive Units, the undivided percentage ownership interest of such Partner in the Partnership as determined by dividing (A) the product resulting from multiplying the total number of outstanding Series Z Incentive Units owned by such Partner by the Series Z Distribution Ratchet Percentage attributed to such holder’s Series Z Incentive Units, by (B) the sum of (x) the total number of Partnership Units then outstanding (excluding the Series B Preferred Interest, the Series B Partnership Units, the Series F Preferred Interest, Series G Preferred Interest, Series H Preferred Interest, the Series Z Incentive Units and the Series Z-1 Incentive Units), (y) the total number of outstanding Series Z Incentive Units multiplied by the Distribution Ratchet Percentage with respect to each Series Z Incentive Unit, calculated on a unit-by-unit basis, and (z) the total number of outstanding Series Z-1 Incentive Units multiplied by the Series Z-1 Distribution Ratchet Percentage with respect to each such Series Z-1 Incentive Unit, calculated on a unit-by-unit basis.
     5. Series Z-1 Percentage Interest. Section 1.1 of the Partnership Agreement is hereby amended to delete the definition of “Series Z-1 Percentage Interest” in its entirety and to substitute the following definition of “Series Z-1 Percentage Interest,” in its place:
“Series Z-1 Percentage Interest” shall mean, with respect to any holder of Series Z-1 Incentive Units, the undivided percentage ownership interest of such Partner in the Partnership as determined by dividing (A) the product resulting from multiplying the total number of outstanding Series Z-1 Incentive Units owned by such Partner by the Series Z-1 Distribution Ratchet Percentage attributed to such holder’s Series Z-1 Incentive Units, by (B) the sum of (x) the total number of Partnership Units then outstanding (excluding the Series B Preferred Interest, the Series B Partnership Units, the Series F Preferred Interest, Series G Preferred Interest, Series H Preferred Interest, the Series Z Incentive Units and the Series Z-1 Incentive Units), (y) the total number of outstanding Series Z Incentive Units multiplied by the Distribution Ratchet Percentage with respect to each Series Z Incentive Unit, calculated on a unit-by-unit basis, and (z) the total number of outstanding Series Z-1 Incentive Units multiplied by the Series Z-1 Distribution Ratchet Percentage with respect to each such Series Z-1 Incentive Unit, calculated on a unit-by-unit basis.
6. Series H Preferred Interest. Section 1.1 of the Partnership Agreement is hereby amended to include the following definition, to be inserted in alphabetical order in such Section 1.1:
“Series H Preferred Interest” shall mean the interest in the Partnership received by the General Partner in connection with the issuance of shares of Series H Preferred Stock, as and when issued, which Series H Preferred Interest includes and shall include the right to receive preferential distributions and certain other rights as set forth in this Agreement.

7. Series H Preferred Stock. Section 1.1 of the Partnership Agreement is hereby amended to include the following definition, to be inserted in alphabetical order in such Section 1.1:
“Series H Preferred Stock” shall mean the preferred stock of the General Partner described in Article SECOND of the Articles Supplementary, reclassifying 8,000,000 shares of Common Stock as 8,000,000 shares of 7.125% Series H Cumulative Redeemable Preferred Stock filed with the Department on or about April 11, 2011.
     8. Issuances of Additional Partnership Interests. Section 4.3(e) is hereby deleted in its entirety, and the following is hereby substituted in the place thereof:
(e)	Notwithstanding the provisions of Section 4.3(a) above, there shall be no adjustment of the Percentage Interests of the Partners on account of the additional Capital Contribution by the General Partner to the Partnership of the net proceeds from the sale of the Series F Preferred Stock, the net proceeds from the sale of the Series G Preferred Stock, or the net proceeds from the sale of the Series H Preferred Stock.
9. Distributions. Section 6.2(a) and (c) of the Partnership Agreement are hereby deleted in their entirety, and the following is hereby substituted in the place thereof:
     (a) Distributions shall be made in accordance with the following order of priority:
(i)	First, on a pro rata basis, (based upon the same ratio that accrued distributions per share of Series B Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, and Series H Preferred Stock and per unit of Series B Preferred Units (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such stock or units do not have cumulative distribution rights) bear to each other) (w) to the General Partner, on account of the Series B Preferred Interest, Series F Preferred Interest, Series G Preferred Interest, and Series H Preferred Interest until the total amount of distributions made pursuant to this Section 6.2(a)(i)(w) equals the total amount of accrued but unpaid distributions (if any) payable with respect to the Series B Preferred Stock, the Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock as of the date of such distribution; and (y) to the Limited Partners holding Series B Preferred Units, on account of the Series B Preferred Units until the total amount of distributions made pursuant to this Section 6.2(a)(i)(y) equals the total amount of accrued but unpaid distributions (if any) payable with respect to the Series B Preferred Units, in accordance with Exhibit N of the Partnership Agreement, as of the date of such distribution.
(ii)	Next, to the Partners, pro rata in accordance with the Partners’ then Percentage Interests.
Neither the Partnership nor the Limited Partners shall have any obligation to see that any funds distributed to the General Partner pursuant to subparagraph (a)(i) of this Section 6.2 are in turn used by the General Partner to pay dividends on the Series B Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock or the Series H Preferred Stock (or any other Preferred Stock) or that funds distributed to the General Partner pursuant to subparagraph (a)(ii) of this Section 6.2 are in turn used by the General Partner to pay dividends on the Common Stock or for any other purpose.
(c)	Notwithstanding the foregoing, the General Partner may, in its sole discretion, at any time when any Preferred Stock (including any Series B Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock or any other Preferred Stock) is outstanding, make a special distribution to itself, alone, on account of the Preferred Interest relating to such Preferred Stock, for the sole purpose of, and in an amount no greater than such amount as will be used by the General Partner for, redemption of all or any part of such outstanding Preferred Stock (any such distribution shall be referred to as a “Redemption Distribution”). There shall be no adjustments of the Percentage Interests of the Partners on account of any Redemption Distribution.

10. Distributions in Kind. Section 8.5 of the Partnership Agreement is hereby amended by deleting the last sentence of such section and substituting the following in its place:
Notwithstanding the foregoing, the Liquidating Trustee shall not distribute to the holders of Series B Partnership Units, Series B Preferred Interest, Series F Preferred Interest, Series G Preferred Interest and Series H Preferred Interest assets other than cash.
11. Agreement to Contribute Proceeds from Issuance of Series H Preferred Stock. Immediately upon receipt by the General Partner of the net proceeds from the sale of Series H Preferred Stock, as and when shares of Series H Preferred Stock are sold by the General Partner (after deducting all costs and expenses incurred by the General Partner in connection with the sale of such shares of Series H Preferred Stock including, without limitation, all underwriters’ commissions, and attorneys’ and consultants’ fees and costs), the General Partner shall contribute to the Partnership, as an additional Capital Contribution, the entire amount of such net proceeds. In exchange for each such additional Capital Contribution, the General Partner shall receive a Series H Preferred Interest in the Partnership, and the General Partner’s Capital Account shall be increased by an amount equal to the number of shares of Series H Preferred Stock sold multiplied by the purchase price per share of the Series H Preferred Stock. Notwithstanding the provisions of Section 4.3(a) of the Partnership Agreement, there shall be no adjustment of the Percentage Interests of the Partners on account of any such additional Capital Contribution.
12. Continuing Effect of Partnership Agreement. Except as modified herein, the Partnership Agreement is hereby ratified and confirmed in its entirety and shall remain and continue in full force and effect, provided, however, that to the extent there shall be a conflict between the provisions of the Partnership Agreement and this Amendment the provisions in this Amendment will prevail. All references in any document to the Partnership Agreement shall mean the Partnership Agreement, as amended hereby.
13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same agreement. Facsimile signatures shall be deemed effective execution of this Agreement and may be relied upon as such by the other party. In the event facsimile signatures are delivered, originals of such signatures shall be delivered to the other party within three (3) business days after execution.
IN WITNESS WHEREOF, the General Partner has executed this Amendment as of the date indicated above.

GENERAL PARTNER ESSEX PROPERTY TRUST, INC., a Maryland corporation as General Partner of Essex Portfolio, L.P. and on behalf of the existing Limited Partners
By:	/s/ Michael T. Dance
	Name:	Michael T. Dance
	Title:	Executive Vice President and Chief Financial Officer

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